Exhibit 99.1

NEWS RELEASE

Contact: Shari Rodriguez, Associate Vice President of Public Relations

858.668.2580 • shari.rodriguez@bridgepointeducation.com

BRIDGEPOINT EDUCATION’S ASHFORD UNIVERSITY

RECEIVES OIG’S FINAL AUDIT REPORT

University will Address the Recommendations Expeditiously with Department of Education

SAN DIEGO, CA (January 24, 2011) — Bridgepoint Education, Inc. (NYSE: BPI), a provider of postsecondary education services focused on providing higher access to higher education, today announced that its regionally accredited academic institution, Ashford University, received the Final Audit Report from the U.S. Department of Education’s (DOE) Office of Inspector General (OIG) covering the University’s administration of Title IV, Higher Education Act programs.

In its Final Audit Report, the OIG narrowed the scope related to several findings in their initial draft audit report, including limiting its recommendation related to Ashford University’s compliance with the safe harbor that permits salary adjustments for recruiting personnel based in part on securing enrollments to the award year of July 1, 2006 through June 30, 2007.

“We are pleased that the OIG has issued its final audit report and particularly pleased that the audit team made significant reductions in the scope and number of recommendations based on the evaluation of our response to the draft audit report,” said Andrew Clark, chief executive officer of Bridgepoint Education.  “While we still are not in agreement with all the findings and recommendations in the report, we look forward to addressing them with the DOE.”

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BRIDGEPOINT EDUCATION’S ASHFORD UNIVERSITY

RECEIVES OIG FINAL AUDIT REPORT

The Final Audit Report includes findings and recommendations for the DOE to consider.  Ashford University plans to work with the DOE to expeditiously address the recommendations.

About Bridgepoint Education
Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in such disciplines as business, education, psychology, social sciences and health sciences. Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado. For more information about Bridgepoint Education, visit www.bridgepointeducation.com or call Shari Rodriguez, associate vice president of Public Relations, at 858.668.2580.

About Ashford University

Founded in 1918, Ashford University is accredited by the Higher Learning Commission of the North Central Association of Colleges and Schools (www.ncahlc.org). The University offers graduate and undergraduate degree programs online and at its Clinton, Iowa, campus. The University is known for its high quality yet highly affordable online and on-campus programs. For more information, please visit www.ashford.edu or call Shari Rodriguez, associate vice president of Public Relations, at 858.513.9240 x2513.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Ashford University’s ability to work with the Department of Education to resolve expeditiously the findings and recommendations contained in the Office of Inspector General’s final audit report. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.